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                                                                   EXHIBIT 10.38



                            INDEMNIFICATION AGREEMENT


        THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of the date last written below, by and between IRORI ("IRORI") and SOKYMAT, S.A. ("Sokymat") (collectively, IRORI and Sokymat shall be referenced as the "Parties").

                                    RECITALS

        WHEREAS, the Parties are defendants in Trovan, Ltd. et al. y. Sokymat, S.A. et al., United States District Court for the Central District of California Case No. CV 97-4585 MRP (AJWx), filed on or about June 23, 1997, (the "Action");

        WHEREAS, Plaintiffs allege in the Action, among other things, that IRORI is liable for patent infringement as a result of IRORI's sale and/or distribution of product manufactured by Sokymat;

        WHEREAS, IRORI desires to have Sokymat defend, indemnify and hold IRORI harmless to the full extent allowable by law is connection with the facts, circumstances and patent infringement (or infringement related) claims asserted in the Action in connection with U.S. Patent 5,281,855 (the "'855 Patent") and U.S. Patent 5,572, 410 (the "'410 Patent"); and

        WHEREAS, Sokymat is willing to defend, indemnify and hold IRORI harmless to the full extent allowable by law in connection with the facts, circumstances and patent infringement (or infringement related) claims asserted in the Action in connection with the `855 Patent and `410 Patent on the condition that Sokymat be allowed to control IRORI's defense and settlement of the action.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of these promises and covenants contained herein it is hereby agreed by and between the parties hereto as follows:

        1. Sokymat shall indemnify, defend and hold IRORI harmless to the full extent allowable by law in connection with the facts, circumstances and patent infringement (or infringement-related) claims asserted in the Action in connection with the `855 Patent and the `410 Patent, including without limitation and to the full extent allowable indemnifying, defending and holding IRORI harmless against any and all liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, exemplary awards (such as double or treble damages or attorneys' fees awards), settlements and obligations of every kind and nature, at law, in equity or otherwise (collectively, the "Indemnified Claims").

        2. This Agreement shall not provide indemnification in connection with the Action against any acts which cannot by law be indemnified, such as: (a) acts done by IRORI prior to the effective date of this Agreement which constitute a felony (California Civil Code section 2774); or (b) acts done by IRORI after the effective date of this Agreement if known by IRORI to be unlawful at the time of doing such acts (California Civil Code section 2773). To the extent that there is a final binding determination in the Action that IRORI committed any acts which cannot by law be indemnified, this Agreement shall not cover such acts; however, in such case



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IRORI shall still be entitled pursuant to this Agreement to be indemnified, defended and held harmless by Sokymat to the full extent allowable by law in connection with in the Action.

        3. Sokymat shall control the defense of IRORI in the Action. Sokymat shall bear all fees and expenses incurred by Sokymat in connection with investigating, preparing to defend, or defending IRORI in connection with the Action. IRORI shall have the right to participate in its defense in connection with the Action, including without limitation the right to employ separate counsel at IRORI's expense; provided, however, that control over final decision making shall remain with Sokymat. IRORI shall have the right to review all court filings, correspondence, discovery, deposition transcripts, and other documents related to Sokymat's defense of IRORI in connection with the Action and all such documents shall be provided to IRORI by Sokymat at Sokymat's expense.

        4. IRORI agrees to provide to Sokymat all information within IRORI's possession, custody, or control which is requested by Sokymat in connection with the investigating, preparing to defend or defending the Action and any other assistance that may be reasonably required in connection with the investigating, preparing to defend or defending IRORI in connection with the Action.

        5. The Parties agree to take such other and further steps as may be necessary or appropriate to assure that the intent of this Agreement is effectuated.

        6. Each Party specifically denies the claims asserted in the Action. This Agreement is not intended to reflect in any way either the merits of any of those claims or that there has been any wrongdoing by any Party, and is intended to facilitate the defense of the Action while assuring that IRORI is indemnified, defended and held harmless in connection therewith. The promises in this Agreement shall not be construed to be an admission of any liability or obligation whatsoever by any Party to any other Party to this Agreement or to any other person whomsoever.

        7. This Agreement, any drafts thereof, and any related documents are intended to be confidential, to facilitate the common defense of the Parties, and to be subject to the Parties' joint defense agreement set forth in the letter dated September 26, 1997 addressed to Michael R. Adele, Esq., and executed by counsel for the Parties.

        8. The only representations and warranties on which the Parties have relied in entering this Agreement are those set forth in writing within this Agreement.

        9. It is the intention of the Parties, through this Agreement, that Sokymat indemnify, defend and hold IRORI harmless to the greatest extent allowable by law, and that all provisions herein be construed and enforced in accordance with that intention. This Agreement is not intended to provide indemnification against acts which cannot by law be the enforceable subject of an indemnification agreement, such as: (a) acts done by IRORI prior to the effective date of this Agreement which constitute a felony (California Civil Code section 2774); or (b) acts done by IRORI after the effective date of this Agreement if known by IRORI to be unlawful at the time of doing such acts (California Civil Code section 2773).



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        10. The Parties acknowledge that each of the Parties have participated in the drafting and negotiation of this Agreement. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word herein shall be deemed to have been jointly drafted by the Parties. The Parties intend for this Agreement to be construed and interpreted neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein.

        11. This Agreement shall bind the successors and assigns of each Party, and inure to the benefit of each Party, its agents, directors, officers, employees, attorneys, successors and assigns.

        12. The Agreement contains the entire agreement between the Parties hereto and constitutes the complete, final and exclusive embodiment of their agreement with respect to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement. No claimed additions to or modifications or amendments of this Agreement, nor any claimed waiver of any of its terms or conditions, shall be effective unless in writing and signed by the Party against whom the same may be asserted.

        13. This Agreement shall be deemed to have been entered into, and shall be construed and enforced, in accordance with the laws of the State of California as applied to contracts made and to be performed entirely in California.

        14. With regard to enforcement of this Agreement, the Parties consent to the jurisdiction of the state of federal courts of California, which the Parties agree shall constitute the exclusive forum for enforcement of this Agreement; provided, however, that any judgment rendered by a California court may be enforced outside of California resort to whatever court or tribunal may be necessary or appropriate.

        15. If any term, clause or provision in this Agreement shall be found to be unenforceable, that term, clause or provision shall be struck and all remaining terms, clauses and provisions of the Agreement shall be valid and enforceable.

        16. Whenever the text hereof requires, the use of the singular noun shall include the appropriate plural noun and vice-versa.

        17. Any statements, communications or notices to be provided pursuant to this Agreement shall be sent in writing to the attention of the persons indicated below, until such time as notice of any change of person to be notified or change of address is forwarded to all Parties:



                       SOKYMAT, S.A.:

                       James A. Oliff, Esq.
                       Oliff & Berridge
                       700 South Washington Street
                       Alexandria, VA 22314
                       Facsimile:  (703) 836-2787





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                       IRORI:

                       Michael R. Adele, Esq.
                       Cooley Godward LLP
                       4365 Executive Drive, Suite 1100
                       San Diego, CA 92121
                       Facsimile:  (619) 453-3555

        18. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF the Parties have duly authorized and caused this Agreement to be executed on the date set forth below.



ACCEPTED AND AGREED BY:

                                                 Sokymat S.A.


Dated:  April 19, 1999                           /s/ Herbert Thyssen
        ----------------------------             ----------------------------
                                                 By:  Herbert Thyssen
                                                 Its: Managing Director


                                                 IRORI


Dated:  April 19, 1999                           /s/ Jack Fitzpatrick
        ----------------------------             ----------------------------
                                                 By:  Jack Fitzpatrick
                                                 Its: CFO



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